UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐           Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Brisbin Appointment and Employment Agreement

On April 2, 2007, Willdan Group, Inc. (the “Company”) announced the appointment by its board of directors (the “Board”) of Thomas D. Brisbin, Ph.D. as President and Chief Executive Officer of the Company.

Dr. Brisbin, age 54, previously was vice president of and consultant for AECOM Technology Corporation since 2004.  At AECOM, a company focused on infrastructure, environment and facilities engineering contracts, Dr. Brisbin was responsible for developing the company’s environmental business.  Prior to joining AECOM, Dr. Brisbin was chief operating officer and executive vice president of Tetra Tech, Inc., a leading provider of consulting, engineering and technical services, for five years. Prior to that, he was employed by Planning Research Corporation (“PRC”), a wholly-owned subsidiary of The Black & Decker Corporation, in 1978 and was co-founder and President of PRC Environmental Management, Inc.  During his 17-year tenure at PRC, he was involved in all aspects of operations, marketing and finance.  Before joining PRC, he was a research associate at Argonne National Laboratory. He also served as an adjunct professor at the Illinois Institute of Technology. Dr. Brisbin holds a B.S. degree from Northern Illinois University and a Ph.D. in Environmental Engineering from Illinois Institute of Technology.  He also completed Harvard Business School’s Advanced Management Program in 1988.

In connection with the appointment by the Board of Dr. Brisbin as its President and Chief Executive Officer, the Company and Dr. Brisbin entered into an Employment Agreement (the “Brisbin Employment Agreement”), effective as of April 2, 2007, regarding the terms of Dr. Brisbin’s employment.

The Brisbin Employment Agreement provides that Dr. Brisbin will receive an annual base salary of $250,000 for the first twelve months of employment.  The Company will review Dr. Brisbin’s base salary at least annually and may increase, but not decrease, the salary then in effect based on such review.  Dr. Brisbin also is eligible to receive an annual discretionary bonus of $250,000 for the first twelve months of employment and in amount determined by the Board for each twelve-month period thereafter based on performance targets established by the Board.

The Brisbin Employment Agreement has a term of three years, with the agreement automatically renewable for successive one-year terms unless either party gives written notice not less than 60 days prior to expiration that it/he does not wish to renew.

The Brisbin Employment Agreement provides for Dr. Brisbin’s right to participate in the Company’s employee pension and welfare benefit programs.  Pursuant to the Brisbin Employment Agreement, Dr. Brisbin also is provided with an automobile allowance of $900 per month.  Additionally, the Brisbin Employment Agreement imposes on Dr. Brisbin confidentiality obligations and non-competition and non-solicitation restrictions that survive termination of employment.

In connection with his appointment, Dr. Brisbin is entitled to participate in the Company’s 2006 Stock Incentive Plan (the “Stock Incentive Plan”).  Pursuant to the Stock Incentive Plan, on April 2, 2007, the Company granted Dr. Brisbin an option to purchase 100,000 shares of common stock of the Company at an exercise price of $9.30 per share, the closing price of the Company’s common stock on that date.  The option will vest in substantially equal annual installments over the three-year period following the date of the grant. The option was granted under the Stock Incentive Plan on terms and conditions substantially similar to those contained in the form of stock option agreement previously filed by the Company with the Securities and Exchange Commission. This grant is subject to the Stock Incentive Plan’s approval by the Company’s stockholders.

If Dr. Brisbin’s employment is terminated by the Company without cause or Dr. Brisbin for good reason (as those terms are defined in the agreement), Dr. Brisbin will receive severance compensation in an amount equal to his then-current annual base salary through the end of the term of the Brisbin Employment Agreement, plus health benefits for such period.  However, if Dr. Brisbin breaches his non-competition or non-solicitation obligations under the Brisbin Employment Agreement at any time, he will no longer be entitled to receive any unpaid severance benefits.

Westfall Employment Agreement

The Company entered into an Employment Agreement (the “Westfall Employment Agreement”) with Win Westfall, effective March 29, 2007, to assist the Board and Dr. Brisbin in various business efforts and to continue to serve as Chairman of the Board of the Company and all of the Company’s subsidiaries. The term of the Westfall Employment Agreement will expire on December 31, 2007.

The Westfall Employment Agreement provides that Mr. Westfall will receive base salary during 2007 at an annualized rate of $215,000.  Mr. Westfall also will receive use of a Toyota Highlander through the end of his employment with the Company, at which time the automobile will be conveyed to Mr. Westfall free of all encumbrances.  Pursuant to the Westfall Employment Agreement, Mr. Westfall received a bonus in the amount of $202,500 on April 1, 2007.  Mr. Westfall also is entitled to medical and dental benefits for himself and his spouse for each of their lifetimes in accordance with prior action by the Board.

The Company may terminate the Westfall Employment Agreement with or without cause (as defined in the agreement).  If the Company terminates Mr. Westfall’s employment without cause, Mr. Westfall shall be entitled to continue to receive his base salary and benefits payable under the Westfall Employment Agreement through December 31, 2007.  If Mr. Westfall voluntarily terminates employment, or if the Company terminates Mr. Westfall’s employment for cause, Mr. Westfall shall not be entitled to any severance benefits (other than the continued medical and dental benefits described above).

The Westfall Employment Agreement imposes on Mr. Westfall certain confidentiality obligations.

The foregoing descriptions of the Brisbin Employment Agreement and Westfall Employment Agreement are qualified in their entirety by reference to the Brisbin Employment Agreement and Westfall Employment Agreement filed as Exhibits 10.1 and 10.2, which are hereby incorporated by reference herein.

Board Appointments

Pursuant to the Company’s bylaws, the Board has approved an increase in the size of the Board to seven members.  Effective, April 2, 2007, the Board has appointed Dr. Brisbin and former interim President and Chief Executive Officer Tracy Lenocker as members of the Board.  Mr. Lenocker will serve as a member of the compensation and nomination and governance committees of the Board.

Since 2001, the Company has had an agreement to receive sub-consultant services from Lenocker & Associates.  Mr. Lenocker is the former president, principal and majority owner of Lenocker & Associates.  During fiscal years 2004 and 2005, the Company paid to Lenocker & Associates $43,195 and $67,817, respectively.  The Company paid $23,430 to Lenocker & Associates from the beginning of fiscal year 2006 to July 1, 2006, the date at which Mr. Lenocker was no longer affiliated with Lenocker & Associates.

Prior to the Company’s initial public offering in 2006, the Company entered into a Tax Agreement Relating to S Corporation Distributions with each of its stockholders, including Mr. Lenocker.  Pursuant to these agreements, the Company has agreed to indemnify, defend and hold harmless each stockholder on an after-tax basis against additional income taxes, plus interest and penalties resulting from adjustments made, as a result of a final determination made by a competent tax authority, to the taxable income the Company reported as an S Corporation.  Such indemnification will also include any losses, costs or expenses, including reasonable attorney’s fees, arising out of a claim for such tax liability.

Item 7.01.              Regulation FD Disclosure.

Willdan Group, Inc. issued a press release dated April 2, 2007.  The press release announced the appointment of Dr. Brisbin as President and Chief Executive Officer of the Company and the selection of Dr. Brisbin and Mr. Lenocker as new members of the Company’s Board.  The press release is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety.  The information in this Item 7.01 and the exhibit attached hereto is being furnished (not filed) under Item 7.01 of Form 8-K.

Item 9.01               Financial Statements and Exhibits

(d)          Exhibits.

10.1         Brisbin Employment Agreement dated April 2, 2007

10.2         Westfall Employment Agreement dated March 29, 2007

99.1         Press Release dated April 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: April 3, 2007	By:	/s/ Mallory McCamant
Mallory McCamant
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                             Document

10.1                                                                                                                           Brisbin Employment Agreement dated April 2, 2007

10.2                                                                                                                           Westfall Employment Agreement dated March 29, 2007

99.1                                                                                                                           Press Release dated April 2, 2007